UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

W.W. Grainger, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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W.W. Grainger, Inc.

100 Grainger Parkway

Lake Forest, Illinois 60045

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 29, 2020

The following Notice of Change to Virtual Meeting Format supplements the Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) of W.W. Grainger, Inc. (the “Company”), dated March 19, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, April 29, 2020. This supplement to the Proxy Statement is being filed with the U.S. Securities and Exchange Commission and is being made available to shareholders on or about April 9, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE TO VIRTUAL MEETING FORMAT

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2020

To the Shareholders of W.W. Grainger, Inc.:

NOTICE IS HEREBY GIVEN that the format of the Annual Meeting of Shareholders (the “Annual Meeting”) of W.W. Grainger, Inc. (the “Company”) has been changed to a virtual meeting. While you will be able to attend the Annual Meeting virtually, you will not be able to attend the meeting in person this year.

As previously announced, the Annual Meeting will be held on Wednesday, April 29, 2020 at 10:00 a.m., Central Daylight Time. In light of the COVID-19 executive order issued by Governor Pritzker, Governor of the State of Illinois, which prohibits gatherings of more than 10 people in the State of Illinois, and to support the health and wellbeing of shareholders and Company personnel, the Chairman of the Board of Directors, pursuant to his authority to regulate the orderly conduct of the Annual Meeting, has directed that the Annual Meeting be held in a virtual-only meeting format.

There has been no change to the business to be conducted at the Annual Meeting. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of the Company as of the close of business on March 2, 2020, the record date for the Annual Meeting, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

To virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/GWW2020 (the “Annual Meeting Website”), you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received (the “Control Number”). You may vote your shares and submit your questions during the Annual Meeting by entering your Control Number and following the instructions also available on the Annual Meeting Website.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting format and may continue to be used to vote your shares in connection with the Annual Meeting.

Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. Shareholders who have sent in proxies or voted via telephone or internet do not need to take any further action.

By Order of the Board of Directors,

/s/ Hugo Dubovoy, Jr.
Hugo Dubovoy, Jr.
Vice President, Corporate Secretary

April 9, 2020

The Virtual Annual Meeting on April 29, 2020 at 10:00 a.m. Central Daylight Time is accessible at www.virtualshareholdermeeting.com/GWW2020.

The Proxy Statement and Annual Report on Form 10-K are available on our website at invest.grainger.com.

Additionally, you may access our proxy materials at www.proxyvote.com.